UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014 (October 8, 2014)

ENVENTIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

 (800) 326-5789
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 8, 2014, Enventis Corporation (the “Company” or “Enventis”) held a special meeting of the Company’s shareholders which approved (i) the Agreement and Plan of Merger, dated as of June 29, 2014 (the “Merger Agreement”), by and among Enventis, Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), and Sky Merger Sub Inc., a Minnesota corporation and a wholly owned subsidiary of Consolidated (“Merger Sub”), pursuant to which Merger Sub will merge with and into Enventis, with Enventis as the surviving entity (the “Merger”), and the transactions contemplated thereby and (ii) an advisory vote regarding the change in control payments to Enventis’ named executive officers. The matters acted upon at the special meeting are described in more detail in the definitive joint proxy statement/prospectus of Enventis and Consolidated on Form S-4, which Consolidated filed with the Securities and Exchange Commission on August 22, 2014.

Shareholders representing 11,030,025 shares, or 80.7%, of the common shares outstanding as of the August 21, 2014 record date were present in person or represented at the meeting by proxy.

The two  matters voted upon at the meeting are set forth below:

Proposal 1:  To approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The proposal was approved:

	Shares Voted	Percent of Shares Outstanding
For	10,216,287	74.75%
Against	569,496	4.17%
Abstain	244,242	1.79%
Broker non-votes	--------	------------

Proposal 2:  To approve, by an advisory vote, the change in control severance payments to the named executive officers.

The proposal was approved:

Shares Voted
For	7,898,409
Against	2,337,590
Abstain	794,026
Broker non-votes	---------

Item 8.01	Other Events.

On October 8, 2014, Enventis issued a press release announcing the results of the special shareholders’ meeting. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 9, 2014

ENVENTIS CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer